Exhibit 99.2

January 24, 2022

Re: Tender offer by a third party for Resource REIT, Inc. shares

Dear Resource REIT Stockholder:

You may soon receive, or have already received, correspondence from CMG Income Fund II, LLC, CMG Liquidity Fund, LLC, CMG Partners, LLC, and Blue River Capital LLC (collectively “CMG”) related to a tender offer to purchase your shares of Resource REIT, Inc. (the “REIT”). CMG has informed us that its offer price is $5.00 per share. As announced today, the REIT has entered into a merger agreement to sell the company for $14.75 per share, which is 195% greater than CMG’s offer price. The merger is expected to close in the second quarter 2022. Given that CMG’s offer price is significantly below the consideration you would receive in the merger, we strongly recommend against selling your shares to CMG at that price.

To decline CMG’s tender offer, simply ignore it. You do not need to respond to anything. If you have already accepted the offer and change your mind, you may withdraw your acceptance prior to the February 10 deadline by following the instructions specified in CMG’s offer to purchase.

Please be aware that CMG is in no way affiliated with the REIT. Also, please note that CMG does not have a copy of the REIT’s stockholder list. CMG’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.

The merger is conditioned on the approval of the REIT’s stockholders as well as other customary closing conditions. There also can be no assurances with respect to whether or when the merger will occur.

We urge you to consult your financial advisor and exercise caution with respect to these and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

In order to avoid the costs of additional mailings, the REIT may post any updates or changes to its response to this mini-tender offer and/or responses to future mini-tender offers at www.resourcereit.com, under the “Investor Relations” section, and will file such updates or changes with the SEC on a Current Report on Form 8-K. If you have any questions related to the tender offer, please contact Resource REIT at 1-866- 469-0129.

Thank you for your investment in the REIT.

Sincerely,

/s/ Alan F. Feldman

Alan F. Feldman

Chairman of the Board and Chief Executive Officer

Resource REIT, Inc.

Additional Information about the Proposed Merger and Where to Find It

This communication refers to a proposed merger transaction involving the REIT. In connection with the proposed merger, the REIT will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the REIT may file with the SEC and send to the REIT’s stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF THE REIT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the REIT with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the REIT with the SEC will be available free of charge on the REIT’s website at www.resourcereit.com, or by contacting the REIT at 1-866- 469-0129.

The REIT and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the REIT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 25, 2021, its proxy statement for its 2021annual meeting of stockholders, which was filed with the SEC on April 26, 2021 and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward Looking Statements

The forward-looking statements contained in this communication, including statements regarding the proposed merger transaction and the timing of such transaction, are subject to various risks and uncertainties. Although the REIT believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the REIT, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the REIT to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the REIT’s ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) changes affecting the real estate industry and changes in financial markets and interest rates, (v) the potential adverse impact of the ongoing pandemic related to COVID-19 and the related measures put in place to help control the spread of the virus on the operations of the REIT and its tenants, (vi) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit the REIT’s ability to lease units or increase rents or that could lead to declines in occupancy and rent levels, (vii) legislative restrictions that may delay or limit collections of past due rents,(viii) the availability and terms of financing and capital and the general volatility of securities markets, (ix) risks related to inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt, (x) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (xi) the possible failure of the REIT to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xii) the possibility of uninsured losses, (xiii) the risk of costs and disruptions as the result of a cybersecurity incident or other technology disruption, and (xiv) those additional risks and factors discussed in reports filed with the SEC by the REIT from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q. The REIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.